Exhibit 32.1

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), the undersigned manager of Bigelow Income Properties, LLC, a Missouri corporation (the “Company”), does hereby certify with respect to the three month report of Bigelow Income Properties, LLC on Form 10-Q for the three months ended June 30, 2011 as filed with the Securities an Exchange Commission (the “10-Q Report”) that:

i.	the 10-Q Report fully complies with the guidance of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.	the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:           August 11, 2011

This Certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This written statement shall not be deemed to be “filed” as part of the three month report on Form 10-Q that it accompanies.

Date: August 11, 2011

/s/ Charles Christian Kirley
Manager and Sole Member of 2309 Holdings, LLC; Manager and Sole Member of Bigelow Income Properties, LLC